UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2016

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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Appointment of Marc Huffman as Member of the Board of Directors

On March 11, 2016, the Registrant’s Board of Directors (the “Board”) approved an increase in the size of the Board from eight to nine members and appointed Marc Huffman as a director to fill the vacancy created by the increase. Mr. Huffman will serve in the class of directors whose term will expire at the Registrant’s 2018 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Huffman and any other person pursuant to which he was selected as a director of the Registrant, and there is no family relationship between Mr. Huffman and any of the Registrant’s other directors or executive officers.

As described below, Mr. Huffman is an executive officer of NetSuite Inc. NetSuite and the Company have been parties to a Subscription Sales Agreement since 2013 pursuant to which the Company procures products and services from NetSuite in the ordinary course of business. Mr. Huffman was not involved in the negotiation or execution of the Subscription Sales Agreement. Since January 1, 2015, the Company has paid approximately $215,000 to NetSuite under the Subscription Sales Agreement. In accordance with the Company’s related persons transaction policy, the audit committee of the Company’s board of directors has ratified the terms of the Subscription Sales Agreement with NetSuite.

Additional information about Mr. Huffman is set forth below.

Mr. Huffman, age 45, has served since 2014 as the president, worldwide sales and distribution of NetSuite, a public company providing cloud-based financial solutions, and previously served as its senior vice president of North American Verticals, Channels and APAC from 2010 to 2014, as senior vice president of sales, North America from 2008 to 2010, and as vice president of sales beginning in 2003. Before joining NetSuite, he served as group sales director at Oracle Corporation from 1996 to 2003 and as a sales manager at Hayden Enterprises from 1995 to 1996. Mr. Huffman received a B.S. degree in business with emphasis on marketing from California State University, Chico.

In accordance with the Registrant’s compensation policy for non-employee directors, on March 11, 2016, Mr. Huffman was granted a restricted stock unit award having a value equal to $150,000 based on the closing price per share of the Registrant’s common stock on March 9, 2016 (two business days before the grant date), which will vest and become exercisable on March 11, 2017, subject to Mr. Huffman’s continuous service through that date. Additionally, Mr. Huffman will be entitled to receive a $50,000 annual retainer for his service as a director. Mr. Huffman has also entered into the Registrant’s standard form of indemnification agreement for directors.

Item 7.01.             Regulation FD Disclosure.

On March 14, 2016, the Registrant issued a press release announcing Mr. Huffman’s appointment to the Board.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated March 14, 2016 “ChannelAdvisor Appoints Marc Huffman to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ Mark E. Cook
Date:	March 14, 2016		Mark E. Cook
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated March 14, 2016 “ChannelAdvisor Appoints Marc Huffman to Board of Directors.”